Registration No. _______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BERITA CAPITAL CORPORATION
(Name of small business issuer in its charter)

                                        Nevada                                                                   3842                                                       83-0514651
(State or jurisdiction of incorporation)   (Primary Standard Industrial Classification Code)   (I.R.S. Employee
                                                                                                                                                                 Identification Number)

#200-245 East Liberty Street, Reno, Nevada, 89501, USA
(Address and telephone number of principal executive offices)
________________________________

Magnum Group International Inc.
610-1112 West Pender Street, Vancouver, BC, V6E 2S1 Canada
Tel: 1-888-597-8899 Fax: 1-604-697-8898
(Name, address and telephone number of agent for service)

FROM TIME TO TIME AFTER THE
EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filed [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee (1)
Common Stock, $ 0.001	950,000	$0.015	$14,250	$ 0.44 (2)
Par Value

(1)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the deemed price shares were issued to our shareholders in a Regulation S offering. The price of $ 0.015 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(2)	Previously paid.

The information in this preliminary prospectus (“Prospectus”) is not complete and may be changed. We may not sell these securities nor may offers to buy be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated ______________, 2009

SUMMARY PROSPECTUS

BERITA CAPITAL CORP.

All of the shares being offered, when sold, will be sold by the Selling Shareholders as listed in this prospectus. The Selling Shareholders are offering:

950,000 shares of common stock

The shares were acquired by the Selling Shareholders directly from us in a private offering that was exempt from registration under the United States securities laws.

Our common stock is presently not traded on any market or securities exchange and, as a result, shareholders may not be able to liquidate their shareholdings. It is our intention to have a market maker apply for quotation of our common stock on the Over the Counter Bulletin Board following the effectiveness of this registration statement. The 950,000 shares of our common stock can be sold by the Selling Shareholders at a fixed price of $ 0.015 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Selling Shareholders may sell the shares as detailed in the section entitled “Plan of Distribution”.

The Selling Shareholders or any one of them may be deemed to be an underwriter under the U.S. federal Securities Act of 1933.

We will not receive any proceeds from any sales made by the selling stockholders. We have paid the expenses of preparing this prospectus and the related registration expenses.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION TITLED "RISK FACTORS".

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

**************

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

**************

Dealer Prospectus Delivery Obligation

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

About us

Berita Capital Corporation (the “Company”), was incorporated under the laws of Nevada on May 14, 2008 for the purpose of becoming a distributor of alternative health products. The Company currently has a Distribution Agreement with Multi Media Capital Corporation (“Multi Media”), a private company incorporated under the laws of Belize, to distribute the Bio-Resonance System using Electro Physiological Frequency Xrroid Technology (the “System”) to regional distributors in the Caribbean. Our distribution rights are exclusive. The Company entered into this agreement on February 2, 2009 and the term of the agreement is 10 years.

The System uses technology to evaluate the energetic state of their body in order to reduce stress and in turn, optimize health and wellness. The body’s electricity can be measured through responses such as inductance, voltage, and frequencies.

The System is designed specifically for stress detection and is able to measure levels of vitamins, hormones, toxicity, nutrition, muscle tone, and even the balance of internal organs. The results of the biological reactivity are then reported and measured to normal levels to understand the client’s, dysfunctions, and vulnerabilities.

The System differs from blood tests, x-rays and other bodily scans. The System measures the energetic state of the body and detects blockages of that energy to neutralize abnormal energy patterns within the body.

Our operations are based in Jamaica. The market in which we operate

Our intention is to distribute the System to regional distributors in the Caribbean who have extensive networks in the alternative health sector. The System will be marketed for use in conjunction to both the traditional and alternative medical disciplines.

The overall growing awareness of the benefits of a healthier lifestyle, paired with an aging population, contribute to the increased demand alternative treatments that the System may be able to provide.

The Offering

The offering consists of an aggregate of 950,000 shares of our common stock at a price of $0.015 per share. The shares offered are held by the minority shareholders (the “Selling Shareholders”). Currently, our officers and directors, beneficially own 64% of our issued and outstanding shares. Our President is our largest shareholder holding 60% of outstanding shares. All other shareholders own no more than 5% of our outstanding shares. Our President will exercise control over matters requiring stockholder approval and will be able to elect all of our directors. Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in the Company.

Our shares are currently not traded on any market or exchange and as a result may be illiquid until we are quoted on an exchange.

History and results of operations

The Company signed a Distribution Agreement with Multi Media on February 2, 2009 to distribute the System to regional distributors in the Caribbean. The terms of the agreement provide that Multi Media will be responsible for providing the System and related software, ancillary equipment and all necessary training to the appointed regional distributors in the Caribbean. We are subject to a performance quota. If we do not comply with the quota, our exclusive distribution rights will be lost. Please refer to Exhibit 10.1.

On February 23, 2009, the Company signed a Regional Distribution Agreement with Natural Wellness Company (“Natural Wellness”), to distribute the System on a non-exclusive basis in the Caribbean. Under the terms of the agreement Natural Wellness is obligated to comply with a performance quota where a minimum amount of Systems shall be ordered during the term of the agreement. Natural Wellness will be granted wholesale pricing on Systems. Should Natural Wellness fail to comply with the performance quota, wholesale pricing shall be lost and Natural Wellness shall be subject to retail pricing. Please refer to Exhibit 10.2.

The Company intends on expanding its network to attract regional distributors in the Caribbean by establishing a local network of clients through website advertising

The Company expects initial sales to be generated mostly in Jamaica and throughout the Caribbean islands. To date, we have appointed only one regional distributor, Natural Wellness, and have not generated sales to date.

We estimate our cash requirements for the next 12 months will be approximately $ 5,000 to cover our working capital needs.

Our principal business office is located at the 26 Black Birch Way, Kingston in Jamaica. Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501.

THE OFFERING

This prospectus covers up to 950,000 shares of our common stock to be sold by the Selling Shareholders identified in this prospectus.

Shares offered by the Selling Shareholders:	950,000 shares of common stock, $0.001 par value per share

Offering price:	$0.015 per share

Common stock outstanding as of May 13, 2009:	2,500,000 shares

Common stock outstanding assuming the maximum number of shares are sold pursuant to this offering:	2,500,000 shares

Number of shares owned by the Selling Shareholder after the offering:	950,000 shares. (1)

Use of proceeds:	We will not receive any of the proceeds of the shares offered by the Selling Shareholders.

Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not anticipate paying cash dividends. See “Dividend Policy.”

OTC/BB symbol	Not applicable

(1)	This number assumes that each Selling Shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. The Selling Shareholders are not required to sell their shares. See “Plan of Distribution.”

RISK FACTORS

All parties and individuals reviewing this Form S-1 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. The likelihood of our success must be considered in light of the problems and expenses that are frequently encountered in connection with operations in the competitive environment in which we will be operating.

***You should read the following risk factors carefully before purchasing our common stock. *** RISKS RELATING TO OUR BUSINESS

We have a limited operating history upon which an evaluation of our prospects can be made. For that reason, it would be difficult for a potential investor to judge our prospects for success.

We were organized and commenced operations in May 2008. We have had limited operations since our inception from which to evaluate our business and prospects. There can be no assurance that our future proposed operations will be implemented successfully or that we will continue to generate profits. If we are unable to sustain our operations, you may lose your entire investment. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. As a new business, we may encounter delays and other problems in connection with the methods of product distribution that we implement. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We may not be able to compete effectively against our competitors, which could force us to curtail or cease business operations.

Many of our competitors have significantly greater name recognition, financial resources and larger distribution channels. In addition, our industry is characterized by low barriers to entry, which means we may face more competitors in the future. If we are not able to compete effectively against our competitors, we will be forced to curtail or cease our business operations. Our market share in the alternative health service products and alternative treatment industry is very small at this time.

There are no conclusive studies regarding the medical benefits using the System.

Although we believe our product to be safe when administered by a licensed technician, we do not make any claims about the results of the System. The System is calibrated to measure the fine and subtle electrical reactions to a group of biological and medical substances. The sensitivity is set so fine as to pick up the earliest sigh of disease and distress. The results may vary beyond normal levels and thus may not be accurately assessed by the technician. In addition, we are highly dependent upon consumers' perception of the safety and quality of our product as well as similar products distributed by other companies, we could be adversely affected in the event our product or any similar products distributed by other companies should prove or be asserted to be harmful to consumers.

Our product is subject to obsolescence, which could reduce our sales significantly.

The introduction by us or our competitors of new alternative stress reduction treatments by other methods offering increased functionality or enhanced results may render our existing product obsolete and unmarketable. Therefore, our ability to successfully maintain our clients will continue to be a significant factor in our ability to grow and remain competitive and profitable.

Adverse publicity with respect to alternative health treatment methods and related products may force us to curtail or cease our business operations.

In the future, scientific research and/or publicity may not be favorable to our product market, or may be inconsistent with any earlier favorable research or publicity. Future reports of research that are unfavorable to alternative stress management techniques could force us to curtail or cease our business operations. Because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from use of the System or any similar products distributed by other companies could have a material adverse effect on our operations. Such adverse publicity could arise even if the adverse effects associated with such products resulted from consumers' failure to comply with suggested therapies or change in lifestyle. In addition, we may not be able to counter the effects of negative publicity concerning the efficacy of our products. Any such occurrence could have a negative effect on our operations and force us to curtail or cease our business operations.

We have no manufacturing capabilities and we are dependent upon appointed manufacturers to manufacture our products.

We have no manufacturing facilities and have no present intention to manufacture the System. We are dependent upon our relationship with Multi Media, to manufacture and supply the System. As a result, our ability to deliver a safe, accurate assessment with the System may be adversely affected by the failure of this third party to reliably provide our product.

We have no distribution capabilities and we are entirely dependent on our regional distributors to provide sales.

We have one appointed regional distributor and are currently entirely dependent on our regional distributor to generate sales. Until we appoint other regional distributors in the Caribbean, we will be solely dependent on our regional distributor to generate sales and working capital needs.

We are dependent on the services of our President and the loss of his services could have a material adverse effect on our ability to carry on business.

We are substantially dependent upon the efforts and skills of our President, Mr. Locksley Samuels. We do not have employment contracts with Mr. Samuels and thus has no obligation to fulfill his capacities as executive officer for any specified period of time. The loss of the services of Mr. Samuels will have a material effect on our business.

If we do not receive shareholder loans we may be unable to continue meeting our minimum funding requirements.

As of February 29, 2009, we had a negative working capital of $ 5,010. We required approximately $ 5,000 in the next 12 months to fund our operations. As of to date, we have not generated any revenues. Our shareholders are committed to providing the necessary funding in order to generate revenues however they are not obligated to do so. We have no formal agreements with our shareholders. If we do not receive shareholder loans or any other form of funding, our operations would cease indefinitely.

RISKS RELATING TO THE OFFERING

There is no public market for our common stock and therefore the stock you purchase may be illiquid for an indefinite period of time.

There is no public market for the common stock. Although we intend to retain a market maker in order to apply for quotation of our common stock on the OTC Bulletin Board, there can be no assurance that, even if our common stock is approved for quotation, an active trading market for our common stock will develop or be sustained.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 (the “Securities Exchange Act”) impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Our stock is substantially controlled by one shareholder for the foreseeable future and as a result, that shareholder will be able to control our overall direction.

Our President owns 60% of our outstanding shares. As a result, he will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of our directors. Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in the Company. See "Principal Stockholders."

The offering price of $0.015 per share is arbitrarily determined and bears no relation to market value. The market value may be lower than $0.015 per share.

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering, whereby we received $15,000 for consideration of 24 of our commons stock.

FORWARD LOOKING STATEMENTS

This Form S-1 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning. Various factors could cause actual results to differ materially from those expressed in the forward looking statements, including those described in "Risk Factors" in this Form S-1. We urge you to be cautious of these forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

The common shares offered are being registered for the Selling Shareholders as specified herein. The Selling Shareholders will receive all proceeds from the sale of common stock.

DETERMINATION OF OFFERING PRICE

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering in January 2009 wherein we received $15,000 in consideration of 1,000,000 shares of our common stock from 24 investors.

The offering price of $ 0.015 is not based upon our net worth, earnings, total asset value or any other objective measure of value based upon accounting measurements. Should a market for our securities, the market price may be less than the offering price.

DILUTION

The common stock to be sold by the Selling Shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

The Selling Shareholders below are offering 950,000 shares of common stock offered through this prospectus. We entered into Share Subscription Agreements in January 2009 wherein 1,000,000 shares were acquired by 24 shareholders. These shares were subsequently issued for consideration of $15,000.

These offerings were made pursuant to the exemption from registration provided by Regulation S under the Securities Act of 1933. Accordingly, our selling stockholders are not U.S. persons and for offerings made to such persons, no sales efforts were conducted in the U.S. All of the 24 shareholders entered into a Share Subscription Agreement with their respective share capital amounts and amounts paid for the shares.

On May 30 2008, 1,500,000 shares were issued to our President for consideration of incorporation costs and other related costs amounting to approximately $1,500. These shares were exempt from registration under Regulation S of the Securities Act as they were made to non US residents.

The following table provides as of May 13, 2009 information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders.

Name of Selling		Beneficial Ownership		# Shares	Beneficial Ownership
Shareholder		Before Offering		Offered	After Offering (1)

Last	First	# Shares	Percent (2)		# Shares	Percent (2)
Alexander	Sharon	25,000	1%	25,000	-	-
Cheng	Fang-Yi	50,000	2%	50,000	-	-
Chou	Fong-Lei	40,000	2%	40,000	-	-
Chu	Mei-Ying	100,000	4%	100,000	-	-
Clarke	Loris	25,000	1%	25,000	-	-
Dalley	Dennis	20,000	1%	20,000	-	-
Dawkins	Andrew	10,000	<1%	10,000	-	-
Delapenha	Robert	50,000	2%	50,000	-	-
Diedrick	Rosemary	50,000	2%	50,000	-	-
Fernandez	David	10,000	<1%	10,000	-	-
Liu	I-Ju	100,000	4%	100,000	-	-
Liu	Yi-An	100,000	4%	100,000	-	-
Liu	Yuh-Hsin	100,000	4%	100,000	-	-
McDonald	Rosemarie	10,000	<1%	10,000	-	-
McDonald	Karl	10,000	<1%	10,000	-	-
Phillipps	Sandra	20,000	1%	20,000	-	-
Portillo	Coral	10,000	<1%	10,000	-	-
Samuels	Patricia	50,000	2%	50,000	-	-
Samuels	Rupert	50,000	2%	50,000	-	-
Stewart	Youlander	10,000	<1%	10,000	-	-
Tong	Lan-Qi	10,000	<1%	10,000	-	-
Zheng	Mei	50,000	2%	50,000	-	-
Zhu	Mei-Man	50,000	2%	50,000	-	-

Total		950,000	38%	950,000	-	-

(1)	This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

(2)	The percentage is based on 2,500,000 common shares outstanding as of May 13, 2009.

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that the Selling Shareholders do not purchase additional shares of common stock, and assumes that all shares offered are sold. It is possible that the Selling Shareholders may not sell all of the securities being offered.

None of the Selling Shareholders has had a material relationship with us, other than as a stockholder at any time within the past three years; or has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

We are registering the common stock on behalf of the Selling Shareholders. The 950,000 shares of our common stock can be sold by the Selling Shareholders at a fixed price of $0.015 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Please note that these shares may be illiquid as these shares are not traded on a market or exchange.

To be quoted on the OTC Bulletin Board, we must engage a market maker to file an application for a trading symbol on our behalf with the Financial Industry Regulatory Authority. The market maker will create a market for our shares to be traded on the open market. This process usually takes between three to six months; however, it can be prolonged depending on circumstances.

Once our stock is quoted on the OTC Bulletin Board shareholders will have a market in which to liquidate their shareholdings as desired.

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commission or agent’s commissions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  transactions otherwise than on these exchanges or systems or in the over-the-counter market;
  through the writing of options, whether such options are listed on an options exchange or otherwise;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  short sales;
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.
  The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, ratherthan under this prospectus.Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate insales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if anybroker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.The selling stockholders do not expect these commissions and discounts to exceed what is customary inthe types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealeracting as principal might be deemed to be underwriting discounts or commissions under the SecuritiesAct. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale ofshares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.

The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares. The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

If any Selling Shareholder enters into an agreement, after effectiveness, to sell their shares to a broker-dealer as principal and the broker-deal is acting as an underwriter, we will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information regarding the plan of distribution, revising the disclosure in the registration statement and filing the agreement as an exhibit. Prior to such involvement, a broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the Financial Industry Regulatory Authority.

We are bearing all costs relating to the registration of the common stock. We estimate that the expenses of the offering to be paid by us on behalf of the Selling Shareholders is $ 20,000.44. If applicable, the Selling Shareholders will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;

2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “SEC”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

·	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

·	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

·	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

·	contains a toll-free telephone number for inquiries on disciplinary actions;

·	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

·	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

·	with bid and offer quotations for the penny stock;

·	the compensation of the broker-dealer and its salesperson in the transaction;

·	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

·	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our sole officer, director or beneficial owners are involved with respect to our operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following information sets forth the name of our sole officer and director, his present position, age and biographical information within the last 5 years. Also provided is a brief description of the business experience of our sole director and executive officer and significant employee during the past five years and an indication of directorships held by such director in other companies subject to the reporting requirements of the Securities Exchange Act.

Name	Position	Period Serving	Term (1)
Locksley Samuels	President, CEO, CFO,	May 20, 2008 – May 19, 2009	1 year
Treasurer, Director

Dudley Delapenha	Secretary	May 20, 2008 – May 19, 2009	1 year

(1)	Directors hold office until the next annual stockholders’ meeting or until a successor or successors are elected and appointed.

Locksley Samuels is currently the President of Eurotrend Manufacturing Co., Ltd., ("Eurotrend") providing services for design, manufacturing and installation of custom kitchen cabinetry in Jamaica. Mr. Samuels has been the President of Eurotrend since its inception in 1984.

Mr. Samuels is also the President, CEO, CFO, Treasurer, Secretary and Director of Cybermesh International Corp., (“Cybermesh”) a public company, as of September 11, 2008 to date. Cybermesh currently has no business activity. Mr. Samuels has been responsible for operations and investment projects, and overseeing research and development and human resources and marketing. Mr. Samuels does not hold any shares in Cybermesh.

Mr. Samuels obtained his Bachelors of Applied Sciences degree in Chemical Engineering from the University of Waterloo in Ontario, Canada in 1975.

Mr. Samuels was appointed as our President, CEO, CAO, CFO, and Director on May 14, 2008 and is responsible for implementing our investment projects, financial budgets and forecasts, while overseeing marketing efforts. Mr. Samuels is also responsible for our overall direction and various initiatives as needed from time to time in maintaining the health of the Company.

Dudley Delapenha was the marketing director from 1998 to 2000 for Avani Water Corporation, of Vancouver, British Columbia, a bottled water manufacturer company, where he was responsible for all marketing initiatives for the organization. From 2001 through 2003, Mr. Delapenha was the President of Key Elements Consulting, specializing in marketing and business plans preparation for various clients.

Mr. Delapenha graduated from the Field Sales Management Institute of New York in 1965. He also graduated from the Graduate School of Sales and Management and Marketing in New York in 1968.

Mr. Delapenha was appointed as our Secretary on May 20, 2008 and is responsible for our marketing efforts in the Caribbean.

Family Relationships:

There are no family relationships between our director and executive officer.

Involvement in Certain Legal Proceedings:

Our officer and director, and control person has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time. We expect to establish this committee within the next 12 months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 13, 2009 certain information regarding the beneficial ownership of our common stock by:

1.	each person who is known by us to be the beneficial owner of more than 5% of the common stock, and

2.	director and executive officers.

The persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.

As of May 13, 2009, 2,500,000 shares with a par value of $0.001 per share were issued and outstanding. We are authorized to issue 75,000,000 shares with a par value of $0.001 per share.

Title of Class	Name and Address of Beneficial	Amount and Nature of	% Class(1)
	Owner	Beneficial Owner
Officers and Directors:
	Locksley Samuels	1,500,000	60%
Common Stock	5 Teesdale Close Kingston 8
	Jamaica W.I.
	Dudley Delapenha	50,000	2%
Common Stock	26 Black Birch Way, Kingston 6
	Jamaica, W.I.
Officers and Directors as a		1,550,000	62%
Group

(1) Based on 2,500,000 shares outstanding as of May 13, 2009.

DESCRIPTION OF SECURITIES

The securities being registered are 950,000 shares of common stock with a par value of $0.01 per share. Pursuant to our articles of incorporation, the total authorized capital is 75,000,000 shares of common stock with a par value of $0.001 per share, of which 1,000,000 shares are issued to 24 shareholders as per Share Subscription Agreements signed on January 15, 2009 and 1,500,000 shares issued to our President for incorporation costs on May 30, 2008. This public offering consists solely of 950,000 shares of common stock being resold by the Selling Shareholders at a price of $0.015 per share; therefore, this offering will not affect the total number of shares of common stock issued and outstanding.

All of our authorized shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders. Holders of shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available. However, our present intention is not to pay any cash dividends to holders of shares but to reinvest earnings, if any. In the event of our liquidation, dissolution or winding up the holders of shares are entitled to share pro-rata in all assets remaining after payment of liabilities.

Our shares have no pre-emptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares.

Our articles and by-laws do not contain any provisions that would delay, defer or prevent our change in control.

Dividend Policy:

We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Should we declare a dividend in the future, such dividend will be paid to shareholders on a pro rata basis in accordance with their shareholdings at such time.

Share Purchase Warrants:

We have not issued and do not have outstanding any warrants to purchase our shares

Options:

We have not issued and do not have outstanding any options to purchase our shares.

Convertible Securities:

We have not issued and do not have outstanding any securities convertible into shares or any rights convertible or exchangeable into shares.

Changes in Control:

There are no arrangements which may result in a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Accounting Matters

Our financial statements as of February 28, 2009 appearing in this prospectus and registration statement have been audited by Robert G. Jeffrey, an independent auditor, as set forth in his report thereon, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

Legal Matters

The validity of the shares offered hereby will be passed upon for us by Douglas Livesey of Lonsdale Avenue Law Centre, a law firm located in Vancouver, British Columbia.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

ORGANIZATION WITHIN LAST FIVE YEARS

Business Development

The Company was incorporated in the State of Nevada on May 14, 2008 for the purpose of distributing alternative health products in the Caribbean.

On May 30, 2008 we issued 1,500,000 shares for incorporation and related costs valued at $ 1,500. Prior to this share issuance, we had no business activities, assets, liabilities, or equity.

On January 15, 2009 the Company signed share subscription agreements with 24 persons and issued 1,000,000 common shares in order to raise an initial $15,000 in working capital. Under the terms of the Agreement, the common shares will be allotted effective January 15, 2009.

On February 2, 2009, we entered into a Distribution Agreement with Multi Media to distribute the System to users or appointed regional distributors in the Caribbean. On February 23, 2009, we entered into a Regional-Distribution Agreement with Natural Wellness, on a non exclusive basis to distribute the System in the Caribbean. Both agreements have a term of 10 years with the option to terminate upon consent of both parties.

DESCRIPTION OF BUSINESS

Principal Products, Services and Their Markets

The System provides a comprehensive assessment of the irregularities of electrical impulses within the body. This System was developed by a NASA scientist and world renowned quantum physicist Dr. William C. Nelson. This treatment option is non-invasive and provides a unique look at the human body. The System scans the body like a computer system would scan for viruses. The individual’s results are compared to normal levels and dealt with accordingly through the biofeedback system. We obtained the distribution and ancillary rights to use this system from Multi Media.

The System is designed for stress detection. The device does make any diagnosis. This system is calibrated to measure the fine and subtle electrical and subspace reactions to a group of biological and medical substances. The sensitivity is set to detect the earliest sign of disease and distress. Only a licensed technician trained by Multi Media can use the System.

Target Market

While the population of Jamaica is somewhat small, our marketing efforts will be targeted to adults over the age of 35. This represents approximately 900,000 individuals. Of these individuals, we will focus on health conscious adults leading high stress lifestyles.

Although the System is geared towards adults, the System is safe for children as well. In fact, it system is ideal for children because often they are unable to communicate any symptoms they are suffering from.

In Jamaica, there is a growing trend to lead healthier lifestyles. This trend is evidenced by higher levels of government funding for public health programs as well as an average increase in socio-economic status.

The stress of living in today's environmentally complicated world can lead to many pressures upon the body. These stresses often result in a lowered immune system, degenerative conditions, chronic pain, low performance, depression, insomnia, and emotional ups and downs. The System may help balance the overstressed body system with focused energetic therapy.

Use of the System

The System operates at biological speeds (up to 1/1000 of a second) charting the resonance or response of the body to these frequencies, and ranking them in degree of reactivity, identifying both acute and chronic imbalances. Clients can then be provided information about the results and energetic therapy can be given to attempt a balancing or harmonizing of any aberrant frequencies. The System can recommend over 200 types of therapies which could benefit the treatment of the patient’s various ailments. The System combines both eastern and western philosophies and techniques.

Therapies recommended can include, but not limited to, treatment by chiropractors, acupuncturists, homoeopathists, color therapists, reflexologists, and nutritionists.

The System does not replace other forms of alternative healing or a doctor's care, but rather complements them by assisting the body to heal itself naturally and reducing or removing stressors, which contribute to illness. People suffering from the following conditions may benefit from treatments recommend by the System:

·	Attention Deficit Disorder	·	Hypertension	·	Bipolar disorder
·	Insomnia	·	Headaches	·	Trauma/shock
·	Learning Disabilities	·	Migraine	·	Hormonal imbalances
·	Weight loss problems	·	Addictions	·	Depression
·	Chronic Pain	·	Digestive disorders
·	Infections/inflammation	·	Phobias
·	Chronic Fatigue	·	Autism and dyslexia
·	Arthritis	·	Chronic fatigue
·	Immune disorders		syndrome
·	Anxiety	·	Blood sugar disorders
·	Eating disorders	·	Allergies

How the System Works

The System’s function is similar to that of a virus-scan on a computer. It finds the energetic imbalances of stressors which can be related to viruses, nutritional imbalances, allergies, abnormalities, food sensitivities and much more. This data offers an understanding of your possible needs, dysfunctions and vulnerabilities. The information focuses in on your energetic body, which offers a more complete view of each facet of your well-being. Results of assessment by the System may reduce stress that may be related to illness, injury or emotional trauma.

The System is connected to the patient via a headband, wrist and ankle straps. It sends electromagnetic signals to the body. The scanning process is painless and non-invasive.

Over 9,000 tests can be administered by the System. The following is a non-exhaustive list of some levels the System examines: vitamin and mineral levels, spinal and pathway stress, amino acids, herbal formulations, reactions to common environmental chemicals, presence of heavy metals, toxic substances and household chemicals, emotions instability and more. Once the System has measured such levels, it then compares such data to that of normal levels of a healthy, well balanced body.

The initial session is approximately 2 hours. When the test is complete, the technician reviews any variance of normal levels detected and a treatment plan is initiated. This process usually begins with balancing of minerals, vitamins, and organs to better enable the body to begin healing. The more specialized therapies can then be utilized as appropriate and a strategy for future sessions can be developed in consultation with the patient. The information from the initial scan is recorded, categorized and prioritized by the System in ways that facilitate the revelation of possible stressors, and can help provide a more informed approach to changing the patient’s lifestyle to reduce and eliminate stressors. The System only detects stress factors and does not make any medical diagnoses.

The System has gained acceptance in most countries. The System or similar devices are being used worldwide by doctors, dentists, veterinarians, naturopaths, chiropractors, homoeopaths, acupuncturists, nutritionists, psychologists, hypnotherapists, massage therapists, and many other professional practitioners. As a precaution, it is not recommended for use by persons with a history of electrical shock, epilepsy, pregnant women, or persons with pacemakers.

Success with any program will largely depend on how effectively the program is communicated to the target market. In addition, other important factors are:

  Cost;
  Length of time it will take to complete the program;
  Degree of difficulty to complete the program and;
  Expected results vs. actual results.

Cost and Length of Time

We would recommend the following fees to be charged by our regional distributors. It is recommended that 15 sessions is adequate to properly assess the patient given a 15 week period with the patient making the necessary lifestyle changes upon each weekly assessment. Each follow up session is approximately 1.5 hours.

Number of sessions
Fee
1	$100
5	$400
15	$1000

Degree of difficulty

The System is simple to use and comes with support materials such as help manuals and tutorial DVD's and CD's. However, in order to obtain the System, the technician must successfully complete training by a certified technician of Multi Media in order to be fully licensed to operate the system. The System is portable and can be used, for example, at a patient's home.

Results

The results are estimated to be 85% accurate. After the initial assessment, the patient will work with the patient to develop a realistic comprehensive program in order to restore the patient’s health to its optimal state.

Marketing Strategy

In Jamaica, over 43% of the population is between the ages of 20-49. Assuming that approximately 20% of this age group is at least aged 35, the potential market for the System is almost 900,000 people. Our goal is to capture between 2-5% of this segment. This amounts to approximately 18,000 to 45,000 individuals.

Research shows that this system would be only the second of its kind being offered in Jamaica and would give our regional distributors an opportunity in the market place to develop.

We plan on capturing this market through website advertising and word-of-mouth. In addition, print advertising will be used as well in daily newspapers. Our goal is to work cooperatively with the Jamaican government in promoting greater health awareness. If this goal is reached, we plan on developing a joint marketing strategy with public and private hospitals on the island. Our website is in the process of being developed and will launch in approximately 3 months.

Distribution Methods and Installation

Distribution

Our methods of distribution consist of third party couriers for delivery of the System. We may engage the services of transportation brokers for large quantities of inventory, should the need arise.

New Products

We are not developing nor do we intend to distribute any other products in the foreseeable future.

Competition

Our main competitor can be divided into two main groups including:

·	Other providers of the System or similar devices

·	Other providers of health management services

Currently, there are very few providers of complete health management services in the Caribbean. This low level of supply can be seen as a reflection of the initial burgeoning interest in healthcare on the islands. Although competition is not a main threat to our business in the short term, we believe that it will be a factor as health care funding increases and being part of a healthy lifestyle becomes more important to Jamaicans. Increased competition may result in reduced operating margins and loss of market share.

We believe that the principal competitive factors in our market are:

·	ability to attract and retain customers;

·	product pricing;

·	reliability of the service; and

·	quality and positive results from the service.

We believe that we can compete favorably based on these factors; however, the system is only 85% effective. In addition, although the biofeedback allows us to correct any abnormal flows within the body, the long term success and responsiveness of the program is largely dependent on the patient’s behaviour and changes in lifestyle. Although the System provides information on how to maintain a healthier lifestyle, we will have no control over how well patients will adhere to the program we set out for them. In addition, our competitors can obtain the System and become a licensed technician relatively easily, thereby increasing our competition.

We believe that other providers of health management services, such as naturopaths, face several challenges in succeeding and competing with the System. These challenges are:

·	Inferior Product/ Service. Most holistic treatment centres focus largely on changes in diet and possible allergies each individual has. The System focuses on any deficiencies present in the body and informs the patient on ways to correct different vitamin/ mineral levels. Unlike the System, holistic medical treatments do not actively treat the problem by managing stress and understanding the body’s electric signals.

·	Lack of convenience. Most holistic treatment centres are located in fixed brick-and-mortar locations. As such, people must travel long distances. The System is convenient and portable and can be set up in various places including patients’ homes.

Availability of Raw Materials

Inventory

As of February 28, 2009, we have not filled any orders with Multi Media. Our intention is to fill such order when we have received full payment from our regional distributor.

Multi Media is an importer of various alternative health products to the Caribbean. Multi Media does not manufacture any products. As of May 13, 2009, Multi Media has approximately 100 Systems on hand available for shipping. Multi Media has advised that it will adjust levels of inventory accordingly to meet the increased demand. Multi Media is able to obtain its supply of Systems within 5 working days and will keep at a minimum, 10 Systems on hand at any time. We believe that this amount is sufficient in meeting our needs at this time. However once our sales have increased, we will make arrangements with Multi Media to ensure that their minimum inventory be increased accordingly.

The minimum quantity of orders that must be placed by us is as follows:

  Prior to February 2, 2010 – 5 orders
  Prior to February 2, 2015 – 10 orders
  Prior to February 2, 2019 – 10 orders

If we do not fulfill our minimum orders with Multi Media, our exclusive distribution rights will be lost.

The minimum quantity of orders than must be places by Natural Wellness is as follows:

  Prior to February 23, 2010 – 5 orders
  Prior to February 23, 2015 – 10 orders
  Prior to February 23, 2019 – 10 orders

If Natural Wellness does not fulfil minimum orders, it will be subject to retail pricing on Systems as opposed to wholesale pricing.

We cannot estimate at this time the frequency of our placement of orders as we have not established trends or possible seasonal aspects which may affect our regional distributor’s business and the resultant increase or lag in number of orders placed with us.

Orders and Payment

Orders with Multi Media will be placed through emailing the purchase order form. The 30 day delivery is counted from the date of receipt of the email.

Payment is due on the delivery date by wire transfer, credit card, bank draft, or money order.

We have extended the same terms to Natural Wellness.

Delivery

We must allow 30 days for delivery of inventory from Multi Media. We are responsible for shipping costs, unless an order is delivered more than 60 days after placing an order, in which case United will be liable for delivery costs.

Orders will be sent by courier and to date there have been no significant delays in deliver. The likelihood of delays caused by the courier company is low as all deliveries are tracked and accounted for at each delivery point in transit to the final destination.

In the event that there are delays longer than 30 days from the expected receipt date, we will halt sales until we have received the System. In this event, Multi Media will be responsible for delivery costs in this situation.

Regional distributors are responsible for making arrangements for picking up their orders from our office in Jamaica.

Storage

The System should be stored under the same conditions of that of a computer.

Returns and Refunds

Multi Media does not offer refund of product under any circumstances including excess inventory carried at any time. We also do not offer refunds to our regional distributors under any circumstances. Multi Media will replace inventory damaged in transit at its discretion and will replace all Systems with defective packaging. We will extend the same return policy to regional distributors.

Patents, Trademarks and Labour Contracts

Patents

We do not hold patents for the System. The System is patented by Multi Media and we receive ancillary rights to this patent pursuant to our Distribution Agreement.

Trademarks

We do not have any trademarks on our trade name or logo.

Labour Contracts

We do not have any labour contracts as we do not have any employees.

Government Regulation

The System falls under alternative medical treatments. To date, the Jamaican government has yet to institute regulations regarding alternative medicine.

We cannot determine what effect additional domestic or international governmental legislation, regulations or administrative orders, when and if promulgated, would have on our business in the future. New legislation or regulations may require the reformulation of the System to meet new standards, discontinuance of the System if it is incapable of reformulation, expanded documentation of the properties of the System, or increased scientific substantiation.

Research and Development

We do not plan on engaging in any research and development costs as any efforts in this area will be initiated by Multi Media.

Compliance with Environment Laws

To our knowledge, we are not subject to any environmental laws which require concern among management. We are not in violation of any environmental laws as our operations do not have an effect on the environment.

Employees (See also “Description of Property” below)

Principal Business Office & Administrative Branch Office

Our principal office is located at 26 Black Birch Way, Kingston, Jamaica. Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501.

Reports to Security Holders Annual Reports

We intend to file annual reports to security holders and the United States SEC on Form 10-K in accordance with the provisions of Section 12 of the Securities Exchange Act. Such annual reports will include audited financial statements.

Periodic Reports with the SEC

As of the date of this registration statement, we have not been filing periodic reports with the SEC. However, the purpose of this registration statement is to become a fully reporting company on a voluntary basis. Hence, we will file periodic reports with the SEC as required by laws and regulations applicable to fully reporting companies.

Availability of Filings

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Critical Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The application of GAAP involves the exercise of varying degrees of judgment. The resulting accounting estimates will not always precisely equal the related actual results. Management considers an accounting estimate to be critical if:

  assumptions are required to be made; and
  changes in estimates could have a material effect on our financial statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Background

We were incorporated in May 2008 for the purpose of distributing the System in the Caribbean. We have not generated any revenues since our inception. We currently market and distribute the System in the Caribbean and have appointed one regional distributor. We do not manufacture the System. All of our supplies will be provided from a third party, Multi Media. We plan to generate revenues by regional distributors. All of our current operations are based in the Caribbean.

Results of Operations

The following is an analysis of our operations from the commencement of our operations on May 14, 2008 to our year ended February 28, 2009.

As of February 28, 2009 and as of to date, we have not generated any revenues. On February 23, 2009, we appointed Natural Wellness as a regional distributor in the Caribbean.

Our profit margin is approximately 30% per System based on wholesale pricing granted to regional distributors. Regional distributors who do not comply with performance quotas will be subject to retail pricing in which we will realize a profit margin of 50% per System.

Our expenses total $ 21,510 and consist of the following:

Legal	$ 15,000
Accounting and audit	4,000
Transfer agent	1,000
Organization expenses	1,500
Other	10
Total	$ 21,510

Our legal costs relating to preparation of the registration of common stock on this Form S-1 is estimated to be $15,000. We have also estimated our audit fees for the current fiscal year end to be $ 4,000. We incurred $ 1,000 in transfer agent fees relating to initial set up costs.

At this time we cannot estimate whether such expenses will vary based on our limited operating history.

Current trends in the industry

To the best of management’s knowledge, in the Caribbean, there are very few comparable products to the System, targeted at the same market. It is difficult to assess trends in the industry which may affect the results of our operations at this time due to the lack of operating history and experience in the industry.

Liquidity and Capital Resources Working Capital Needs:

At a minimum, our working capital needs are approximately $ 5,000 for the next 12 months to cover our accrued legal, audit and transfer agent expenses. We may require additional funds if we wish to expand our operations to market the System in Asia. At this time we expect to focus on our marketing efforts in the Caribbean.

Sources of Capital:

Our only source of capital received to date is from the private placements received from 24 shareholders on January 15, 2009. We may receive shareholder loans however we have no formal agreements with any shareholders to grant us funding should we require it. Shareholder loans have an imputed interest rate of 6%.

Cash Flows Operating Activities:

Our cash flows consumed by operating activities were $ 10 of which we accrued $ 20,000 consisting of legal and accounting fees in the amount of $ 19,000 and $ 1,000 in transfer agent fees.

Financing Activities:

24 of our shareholders paid $15,000 for the purchase of 1,000,000 common shares or $0.015 per share. These shares were valued at par value of $0.001.

Material Commitments

We do not have any material commitments for capital expenditures.

Seasonal Aspects

There are no seasonal aspects which would affect the results of our operations during any particular time of year.

Off Balance Sheet Arrangements We have no off balance sheet arrangements.

DESCRIPTION OF PROPERTY

Principal Business Office

Our principal business office is located at 26 Black Birch Way, Kingston, Jamaica. Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501.

There are currently no proposed programs for the renovation, improvement or development of the facilities that we currently use. We believe that this arrangement is suitable given the nature of our current operations, and believe that we will not need to lease additional administrative offices in the immediate future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 30, 2008 we issued 1,500,000 shares for incorporation and related costs valued at $1,500 to our President for incorporation costs.

On January 15, 2009, 24 of our shareholders paid $15,000 to acquire 1,000,000 of our common shares at $0.015 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is no public trading market for our shares in the United States or elsewhere. We anticipate retaining a market maker in order to obtain quotation on the OTC Bulletin Board upon effectiveness of this registration statement. There can be no assurance, however, that a public market will materialize.

Stockholders of Our Common Shares

As May 13, 2009, we had 25 registered shareholders and 2,500,000 shares outstanding.

Rule 144 Shares

Rule 144 provides an exemption from registration under the Securities Act of 1933 for sales by holders of "restricted securities" (i.e., securities acquired directly or indirectly from the issuer or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering) and for sales of "control securities" (i.e., securities held by affiliates, regardless of how they acquired them).

In February 2008, amendments to Rule 144 under the Securities Act of 1933 that substantially liberalized the rules governing the resale of securities issued in private transactions or held by affiliates became effective. The amendments shortened the holding periods for restricted securities of public companies, significantly reduced the conditions applicable to sales of restricted securities by non-affiliates, and modified other aspects of the rules.

Under amended Rule 144, holders of restricted securities of reporting companies (i.e., companies that have been subject to public reporting requirements for at least 90 days before the sale) are able to sell their securities after holding them for only six months, subject to specified conditions. Sales under Rule 144 may also limited by manner of sale provisions and notice requirements and to the availability of current public information about the combined company.

Sales by Non-Affiliates under Rule 144

After six months but prior to one year from the date of acquisition of securities from the issuer or an affiliate of the issuer, non-affiliates of reporting companies may resell those securities under Rule 144 subject only to the current public information requirement described below. They will not have to file a Form 144, follow manner-of-sale requirements, or stay within the volume limitations. After holding securities for one year, non-affiliates of both reporting and non-reporting companies may resell those securities freely without any additional conditions under Rule 144.

Sales by Affiliates

In general, affiliates are subject to all of the requirements under Rule 144.

  Current public information. There must be adequate current public information available about the issuer. Reporting companies must have been subject to public reporting requirements for at least 90 days immediately before the Rule 144 sale and must have filed all required reports (other than Forms 8-K) during the 12 months (or shorter period that the company was subject to public reporting) before the sale. For non-reporting companies (including companies that have been subject to the public reporting requirements for less than 90 days), certain other specified public information must be available.
  Holding period. Restricted securities must be held for at least six months before they may be sold (securities issued in registered transactions are not subject to a holding period). The holding period for restricted securities of non-reporting companies is one year.
  Volume limitations. For equity securities, in any three-month period, resales may not exceed a sales volume limitation equal to the greater of (i) the average weekly trading volume for the preceding four calendar weeks, or (ii) one percent of the outstanding securities of the class. The volume limitation for debt securities permits the sale of up to 10% of a tranche or class of debt securities in any three-month period. However, since our shares are quoted on the OTC Bulletin Board, which is not an “automated quotation system,” our stockholders will not be able to rely on the market-based trading volume provision described in clause (i) above. If,in the future, our securities are listed on an exchange or quoted on NASDAQ, then ourstockholders would be able to rely on the market-based trading volume provision. Unless anduntil our stock is so listed or quoted, our stockholders can only rely on the percentage basedvolume provision described in clause (ii) above.
  Manner-of-sale requirements. Resales of equity securities must be made in unsolicited "brokers' transactions" or transactions directly with a "market maker" and must comply with other specified requirements. Equity securities may be sold in "riskless principal transactions" (in addition to "brokers' transactions" and transactions directly with a "market maker").
  Filing of Form 144. The seller must file a Form 144 if the amount of securities being sold in any three-month period exceeds the lesser of 5,000 shares or $50,000 in aggregate sales price.

Stock Option Grants

There are no outstanding options or warrants to purchase, or securities convertible into shares or equity compensation plans. Our issued and outstanding shares could be sold at the appropriate time pursuant to Rule 144 of the Securities Act.

Dividends

We do not anticipate that we will declare any dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our shares, our intention is to retain future earnings for use in our operations and the expansion of our business. We also do not have any securities authorized for issuance under equity compensation plans.

EXECUTIVE COMPENSATION

Our sole officer and director, Mr. Locksley Samuels was not compensated during the period May 14, 2008 (commencement of operations) to May 13, 2009.

We presently do not have any compensation agreement with our sole officer and director. We do not pay to our sole director any compensation for such director serving on our board of directors.

Stock Option Grants

We have not granted any stock options to our sole executive officer since incorporation.

Consulting Agreements

We do not have any employment or consulting agreement with our sole officer and director and we will not pay such director any amount for acting on the Board of Directors.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Berita Capital Corp,

We have audited the accompanying balance sheet of Berita Capital Corp. (A Development Stage Company) as of February 28, 2009, and the related statements of income, changes in stockholders’ deficiency, and cash flows for the period May 14, 2008 (Date of Inception) to February 28, 2009. These financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted the audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Berita Capital Corp. (A Development Stage Company) as of February 28, 2009, and the results of its operations and cash flows for the period May 14, 2008 (Date of Inception) to February 28, 2009 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, at February 28, 2009, the Company had an accumulated deficit of $ 21,510. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue in operation.

/s/Robert G. Jeffrey, Certified Public Accountants April 20, 2009 Wayne, New Jersey

-F1-

BERITA CAPITAL CORP.
Balance Sheet
(A Development Stage Company)
February 28, 2009

ASSETS
Current Assets:

Cash	$ 14,990
Total current assets	14,990

Total Assets	$ 14,990

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities:
Accrued liabilities	$ 20,000

Stockholders’ Deficiency:
Common stock – authorized, 75,000,000 shares of $.001 par value; issued
and outstanding, 2,500,000 shares	$ 2,500
Capital in excess of par value	14,000
Accumulated deficit	(21,510)
Total stockholders’ deficiency	(5,010)

Total Liabilities and Stockholders’ Deficiency	$ 14,990

The accompanying notes are an integral part of these financial statements.

-F2-

     BERITA CAPITAL CORP.
(A Development Stage Company)
Statement of Operations
For the Period May 14, 2008 (Date of Inception) to February 28, 2009

Revenue	$ -
Expenses:
Professional fees	19,000
Transfer agent	1,000
Bank charges	10
Organization expense	1,500
Total expenses	21,210
Net loss	$ (21,510)
Weighted average shares outstanding	1,563,574
Basic and diluted earnings per share	($0.00)

The accompanying notes are an integral part of these financial statements

-F3-

.

     BERITA CAPITAL CORP.
(A Development Stage Company)
Statement of Changes in Stockholders Deficiency
For the Period May 14, 2008 (Date of Inception) to February 28, 2009

			Capital in Excess
	Common Stock		of Par Value	Accumulated
	Shares	Amount		Deficit during	Total
				the
				development
				stage
Balance May 14, 2008	-	$ -	$ -	$ -	$ -

Shares issued for cash	1,000,000	1,000	14,000	-	15,000

Shares issued for services	1,500,000	1,500	-	-	1,500

Net loss for period	-	-	-	(21,510)	(21,510)

Balance November 30, 2007	2,500,000	$2,500	$14,000	$(21,510)	$(5,010)

The accompanying notes are an integral part of these financial statements.

F4-

BERITA CAPITAL CORP.
(A Development Stage Company)
Statement of Cash Flows
For the Period May 14, 2008 (Date of Inception) to February 28, 2009

Cash Flows From Operating Activities
Net loss	$ (21,510)
Adjustments to reconcile net loss to cash consumed in operating activities::
Charges not requiring outlay of cash:
Shares issued for services	1,500

Changes in assets and liabilities:
Increase in accrued liabilities	20,000
Cash Consumed in Operating Activities	(10)
Cash Flows from Investing Activities	-
Cash Flows from Financing Activities:
Proceeds of sales of common stock	15,000
Cash Provided by Financing Activities:	15,000
Net change in cash	14,990

Cash balance, May 14, 2008	-
Cash balance, February 28, 2009	$ 14,990

The accompanying notes are an integral part of these financial statements.

-F5-

BERITA CAPITAL CORP. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS FEBRUARY 28, 2009

1. ORGANIZATION AND BUSINESS Organization of Company

The Company was incorporated in the State of Nevada on May 14, 2008 for the purpose of distributing the System in the Caribbean. The Company is a development stage company.

On February 2, 2009, the Company executed an agreement giving the Company an exclusive right to distribute the System in the Caribbean. The Company plans to market this product by appointment of regional distributors.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash.

Shares issued for Services

The cost of equity instruments issued to non-employees in return for goods and services is measured by the fair value of the goods or services received or fair value of the equity instruments issued, whichever is the more readily determinable. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued.

Recognition Of Revenue

Revenue is recognized when product is delivered to customers. In determining recognition, the following criteria are considered: persuasive evidence exists that there is an arrangement between buyer and seller; delivery has occurred; the sales price is fixed or determinable; and collectibility is reasonably assured.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instrument, consisting of cash, approximates its their value at February 28, 2009.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 “Accounting for Income Taxes”, which requires the use of the “liability method”. Accordingly, deferred tax liabilities and assets are determined based on differences between the financial statement and tax bases of assets and liabilities, and of net operating loss carry forwards, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the income that is currently taxable.

-F6-

BERITA CAPITAL CORP. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS FEBRUARY 28, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

Advertising Costs

The Company will expense advertising costs when the advertisement occurs. The Company did not incur any advertising costs during the period of May 14, 2008 to February 28, 2009.

Net Income per Share

The Company computes net income (loss) per common share in accordance with SFAS No. 128, “Earnings Per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net income per common share are computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Accordingly, the number of weighted average shares outstanding as well as the amount of net income per share are presented for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

Segment Reporting

Management will treat the operations of the Company as one segment.

Research and Development

Research costs are expenses as incurred. Development costs are also expensed unless, in the Company’s view, they meet specific criteria related to technical, market and financial feasibility, in which case they are deferred and amortized. Amortization is calculated on a straight-line basis over the expected life of the related products. As at year end, the Company had not incurred any research costs which would be required to be amortized.

-F7-

BERITA CAPITAL CORP. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS FEBRUARY 28, 2009

3. RELATED PARTY TRANSACTIONS

The Company’s President was awarded 1,500,000 shares of common stock, valued at $1,500 as compensation for the organization and formation of the Company.

The Company conducts its business in the office of a company controlled by a significant shareholder. There has been no charge for this use. If there were a charge, it would be insignificant.

4. SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There was no cash paid for interest or income taxes during either of the periods presented.

A total of 1,500,000 shares of common stock, valued at $1,500 were awarded to the President as compensation for services for the organization and formation of Company.

5. RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect adoption of recently issued accounting pronouncements to have a significant effect on the Company’s results of operations, financial position or cash flows.

6. INCOME TAXES

The Company experienced a $20,510 loss during the period ended November 30, 2007. The Internal Revenue Code allows net operating losses (NOL’s) to be carried back and then forward and applied against future profits for a period of twenty years. The $20,510 is available for future years; if not used, this carry-forward will expire in the year ended November 30, 2031.

Under Statement of Financial Accounting Standards No. 109, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized. The potential benefit of the 2007 carry-forward has been offset by a valuation allowance. The Company has recorded deferred tax assets as follows:

Deferred tax assets	$ 3,035
Valuation Allowance	(3,035)
Balance Recognized	$ -

7. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has experienced losses and does not presently have sufficient resources to accomplish its objectives during the next twelve months. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation. The Company’s present plans, the realization of which cannot be assured, are to raise necessary funds through shareholder loans.

-F8-

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants since our incorporation.

AVAILABLE INFORMATION

Upon the effectiveness of our registration statement, we will file reports with the SEC. We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered by the selling security holders through this prospectus. You may inspect the registration statement, exhibits and schedules filed with the SEC at the Commission’s principal office in Washington, D.C. copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Although we are not obligated to an annual report to our security holders, we will voluntarily send an annual report, including audited financial statements, to any security holder who requests an annual report.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes (“NRS”) and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

We have been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

We estimate to incur the following expenditures relating to this offering. We are paying all these expenses and will not be reimbursed by the Selling Shareholders. The Selling Shareholders are responsible for their own selling costs. The following are all estimates except for the SEC registration fee:

SEC registration fee	$ 0.44
Transfer Agent Fees	1,000
Accounting and audit fees and expenses	4,000
Legal fees	15,000

Total	$ 20,000.44

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

On May 30, 2008, we issued 1,500,000 shares valued at $ 1,500 for incorporation and other related costs. The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Regulation S promulgated under the Act.

On January 15, 2009, we issued 1,000,000 share of our common stock for consideration of $15,000 to 24 shareholders. The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Rule 506 of Regulation D and Regulation S promulgated under the Act. We have complied with the requirements of Regulation S by having no directed selling efforts made in the United States, ensuring that the investors are non-U.S. persons with addresses in a foreign country and having the investors make representation to us certifying that he or she is not a U.S. person and is not acquiring the common stock for the account or benefit of a U.S. person, other than persons who purchased common stock in transactions exempt from the registration requirements of the Securities Act; and also agrees only to sell the common stock in accordance with the registration provisions of the Act or an exemption there from, or in accordance with the provisions of the Regulation.

EXHIBITS
Exhibit Number	Description
3.1	Certificate of Incorporation dated May 14, 2008.
3.2	Articles of Incorporation dated May 14, 2008.
3.3	Bylaws, effective May 13, 2008.
5.1	Legal Opinion Letter dated May 13, 2009 from Lonsdale Avenue Law Centre.
10.1	Distribution Agreement with Multi Media Capital Corp. dated February 2, 2009
10.2	Regional Distribution Agreement with Natural Wellness Company of Jamaica dated
February 23, 2009.
23.1	Consent Letter from Robert Jeffrey, CPA dated May 7, 2009.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(b)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

	(c)	include any additional or changed material information on the plan of distribution.

2.	For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.	For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

	(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

	(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

	(d)	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser;

(5)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to any offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 340A shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on May 13, 2009.

BERITA CAPITAL CORP.
Date:	May 13, 2009

By: /s/ Locksley Samuels
Locksley Samuels
President, CEO, CAO, CFO, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Locksley Samuels	President, CEO, CAO,	May 13, 2009
Locksley Samuels	CFO, and Director